UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 6, 2008 (August 1, 2008)
FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (229) 226-9110
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 —	Entry into a Material Definitive Agreement
     On August 1, 2008, Flowers Foods, Inc. (“Flowers”) entered into a credit agreement with Bank of America N.A., Cooperatieve Centrale Raiffeisen-Boerenleen Bank, B.A., “Rabobank International,” New York Branch, and Branch Banking & Trust Company as co-documentation agents, SunTrust Bank, as syndication agent, and Deutsche Bank AG, New York Branch, as administrative agent (the “Term Credit Agreement”), which provides for a five year, syndicated, unsecured term loan pursuant to which Flowers may make up to two term loan drawings in an aggregate principal amount of up to $150 million. Flowers will use the proceeds of such term loans to finance all or a portion of the acquisitions of Holsum Bakery, Inc. and ButterKrust Bakery and to pay fees and expenses related thereto. Term loans made under the Term Credit Agreement bear interest at a rate based on the London Interbank Offering Rate (or “LIBOR”) or a base rate (which is defined as the higher of the prime lending rate or the federal funds rate plus 0.5%), plus, in each case, an applicable margin. The applicable margin for base rate loans ranges from 0.0% to 1.375% per annum, and the applicable margin for LIBOR rate loans ranges from 0.875% to 2.375% per annum. In addition, Flowers must pay the lenders party to the Term Credit Agreement a facility fee on the unused commitments for the period commencing on the effective date of the Term Credit Agreement through (but not including) the commitment termination date (as defined in the Term Credit Agreement). The facility fee is computed at a rate equal to 0.175% per annum.
     The Term Credit Agreement contains customary events of default and customary restrictive and financial covenants, including financial covenants regarding minimum interest coverage ratio and maximum leverage ratio. The Term Credit Agreement also includes customary conditions precedent to the making of the term loans. Upon the occurrence of an Event of Default (as defined in the Term Credit Agreement), all amounts outstanding under the Term Credit Agreement, including principal, accrued interest, and any other fees may be accelerated and become immediately due and payable.
     Flowers has other relationships, including financial advisory and banking, with some parties to the Term Credit Agreement. The Term Credit Agreement is attached hereto as Exhibit 10.1 hereto.

Item 2.03 —	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 of this Report is incorporated into this Item by this reference.

Item 8.01 —	Other Events
     On August 4, 2008, Flowers issued a press release announcing that it had completed its acquisition of ButterKrust Bakery in Lakeland, Florida, which manufactures and sells fresh breads and rolls. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 —	Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed with this Report:

Exhibit No.	Description

10.1
Credit Agreement, dated August 1, 2008, by and among, Flowers Foods, Inc., the Lenders party thereto from time to time, Bank of America N.A., Cooperatieve Centrale Raiffeisen-Boerenleen Bank, B.A., “Rabobank International,” New York Branch, and Branch Banking & Trust Company as co-documentation agents, SunTrust Bank, as syndication agent, and Deutsche Bank AG, New York Branch, as administrative agent

99.1	Press Release dated August 4, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.
By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
	Title:	Executive Vice President and Chief Financial Officer

Date: August 6, 2008

Exhibit Index

Exhibit No.	Description

10.1
Credit Agreement, dated August 1, 2008, by and among, Flowers Foods, Inc., the Lenders party thereto from time to time, Bank of America N.A., Cooperatieve Centrale Raiffeisen-Boerenleen Bank, B.A., “Rabobank International,” New York Branch, and Branch Banking & Trust Company as co-documentation agents, SunTrust Bank, as syndication agent, and Deutsche Bank AG, New York Branch, as administrative agent

99.1	Press Release dated August 4, 2008

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